Exhibit 99.1
August 6, 2015
GenMark Diagnostics Reports Q2 Financial Results
Second Quarter Revenue of $7.6 Million, Up 17% Versus Prior Year
XT-8 Installed Base Expanded by 29 to 591
European ePlex™ Launch Expected by the End of Fourth Quarter 2015
Full Year Revenue Guidance Maintained at $38-40 Million; Gross Margin Increased to 57-59%

CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported second quarter 2015 financial results.

Revenue for the second quarter of 2015 was $7.6 million, an increase of 17% over the prior year period. During the quarter, 29 additional XT-8 analyzers were placed in end-user laboratories, resulting in a total installed base of 591 analyzers within the U.S. market.

Gross profit for the second quarter was $4.4 million, or 57% of revenue, compared with $3.5 million, or 53% of revenue in the same period of 2014.
“We are pleased with the continued robust performance of our XT-8 business. Revenue, gross margin and new analyzer placements were all strong in the second quarter,” said Hany Massarany, President and Chief Executive Officer of GenMark. “Concurrently, we remain focused on the transfer of the ePlex cartridge to manufacturing. We are committed to bringing to market the highest quality system we can, and establishing the high volume manufacturing processes necessary to support the clinical studies and European launch. We have made solid progress in the quarter and expect the European launch of ePlex by the end of the fourth quarter,” added Massarany.
Operating expenses for the second quarter of 2015 were $16.3 million compared to $14.7 million in the same period of 2014. The 11% increase was mainly driven by personnel related expenses across the organization as the Company prepares for the upcoming launch of the ePlex system.
Loss per share was $0.29 per share for the second quarter of 2015 compared to a loss of $0.27 per share in the same period of 2014.
The Company ended the quarter with $62.6 million in cash and cash equivalents and intends to continue utilizing its cash balances to invest in the global commercialization of the ePlex system.
Business Outlook
For full year 2015, the Company continues to expect revenue in the range of $38 to $40 million. Gross margin expectations for the full year are being increased to 57% to 59%. The Company expects to place approximately 25-35 additional XT-8 analyzers in the second half of the year.
The Company will be hosting a conference call to discuss second quarter 2015 results in further detail on Thursday, August 6, 2015 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 87665468 approximately five minutes prior to the start time.
ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor XT-8TM system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark’s sample-to-answer system, ePlexTM. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system and our future financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	June 30, 2015	December 31, 2014
Current assets
Cash and cash equivalents	32,075	36,855
Marketable securities	30,487	33,651
Accounts receivable, net of allowances of $2,702 and $2,702, respectively	3,559	4,889
Inventories	1,966	2,137
Prepaid expenses and other current assets	1,028	575
Total current assets	69,115	78,107
Property and equipment, net	11,821	11,052
Intangible assets, net	1,741	1,870
Restricted cash	758	758
Other long-term assets	182	183
Total assets	83,617	91,970
Current liabilities
Accounts payable	4,094	5,126
Accrued compensation	4,081	5,172
Other current liabilities	1,111	1,995
Total current liabilities	9,286	12,293
Long-term liabilities
Deferred rent	1,359	1,445
Long-term debt	9,700	—
Other non-current liabilities	255	208
Total liabilities	20,600	13,946
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 42,375 and 41,859 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	347,509	340,502
Accumulated deficit	(284,493)	(262,472)
Accumulated other comprehensive income	(3)	(10)
Total stockholders’ equity	63,017	78,024
Total liabilities and stockholders’ equity	83,617	91,970

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Product revenue	$7,550	$6,494	$17,562	$14,360
License and other revenue	96	61	191	108
Total revenue	7,646	6,555	17,753	14,468
Cost of revenue	3,286	3,100	7,278	6,691
Gross profit	4,360	3,455	10,475	7,777
Operating expenses
Sales and marketing	3,704	3,379	7,397	6,357
General and administrative	3,662	3,218	7,332	6,151
Research and development	8,924	8,123	17,703	15,393
Total operating expenses	16,290	14,720	32,432	27,901
Loss from operations	(11,930)	(11,265)	(21,957)	(20,124)
Other income (expense)
Interest income	33	74	69	161
Interest expense	(245)	(2)	(317)	(4)
Other income (expense)	(11)	2	206	—
Total other income (expense)	(223)	74	(42)	157
Loss before provision for income taxes	(12,153)	(11,191)	(21,999)	(19,967)
Income tax expense (benefit)	(1)	19	22	26
Net loss	$(12,152)	$(11,210)	$(22,021)	$(19,993)
Net loss per share, basic and diluted	$(0.29)	$(0.27)	$(0.53)	$(0.49)
Weighted average number of shares outstanding, basic and diluted	42,091	41,293	41,934	41,186
Other comprehensive loss
Net loss	$(12,152)	$(11,210)	$(22,021)	$(19,993)
Foreign currency translation adjustments	—	—	9	—
Net unrealized gains (losses) on marketable securities, net of tax	1	26	(16)	9
Comprehensive loss	$(12,151)	$(11,184)	$(22,028)	$(19,984)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net loss	$(22,021)	$(19,993)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,632	1,167
Amortization of premiums on investments	126	394
Amortization of deferred debt issuance costs	116	—
Gain on sale of investment in preferred stock	(223)	—
Stock-based compensation	4,823	2,949
Non-cash inventory adjustments	543	457
Other non-cash adjustments	15	—
Changes in operating assets and liabilities:
Accounts receivable	1,331	731
Inventories	(246)	608
Prepaid expenses and other assets	(472)	(447)
Accounts payable	(1,212)	(501)
Accrued compensation	(231)	1,375
Other liabilities	(39)	(259)
Net cash used in operating activities	(15,858)	(13,519)
Investing activities
Payments for intellectual property licenses	(550)	—
Purchases of property and equipment	(2,243)	(2,626)
Purchases of marketable securities	(14,797)	(28,200)
Proceeds from sales of marketable securities	223	7,497
Maturities of marketable securities	17,850	27,450
Net cash provided by investing activities	483	4,121
Financing activities
Proceeds from issuance of common stock	427	373
Principal repayment of borrowings	(10)	(46)
Proceeds from borrowings	10,000	—
Costs associated with debt issuance	(718)	—
Proceeds from stock option exercises	894	180
Net cash provided by financing activities	10,593	507
Effect of exchange rate changes on cash	2	—
Net decrease in cash and cash equivalents	(4,780)	(8,891)
Cash and cash equivalents at beginning of period	36,855	35,723
Cash and cash equivalents at end of period	$32,075	$26,832
Non-cash investing and financing activities
Transfer of instruments from property and equipment to inventory	$127	$113
Property and equipment costs included in accounts payable	$303	$513
Intellectual property acquisitions included in other current liabilities	$—	$900
Supplemental cash flow disclosures
Cash paid for income taxes, net	$15	$26
Cash received for interest	$196	$555
Cash paid for interest	$317	$4

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

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